Exhibit 99.5

INSTRUCTIONS

(Please read carefully all of the instructions below)

1. Delivery; Election Deadline: For any election contained herein to be considered, the Election Form and Letter of Transmittal, properly completed in accordance with these instructions and signed, and any other documentation reasonably required by Farmers National Banc Corp.’s exchange agent, Computershare Trust Company, N.A. and Computershare Inc. (the “Exchange Agent”), and by the Cortland Bancorp 401(k) Plan (“Plan”) sponsor (the “Sponsor”), and must be sent to the Exchange Agent at one of the following addresses so that it is received by the Exchange Agent at or prior to the cutoff time (“Cutoff Time”) in order to meet the election deadline for submitting election forms (the “Election Deadline”).

If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	150 Royall Street
Canton, MA 02021

Do not send these materials directly to Cortland Bancorp (“Cortland”) or Farmers National Banc Corp. (“Farmers”) because the materials will not be forwarded to the Exchange Agent and your election will be invalid. The method of delivery is at the option and risk of the surrendering Plan participant. Registered mail, appropriately insured, with return receipt requested, is recommended. A return envelope is enclosed for your convenience.

The Cutoff Time is October 21, 2021, and the Election Deadline is October 25, 2021. If the Election Deadline is extended for any reason, both Farmers and Cortland will announce the new Election Deadline at least five business days prior to the Election Deadline in a press release, on their websites and in a filing with the SEC. You may also obtain up-to-date information regarding the Election Deadline by calling Georgeson, the Information Agent at 1-866-431-2096. You bear the risk of ensuring proper and timely delivery. Therefore, we encourage you to submit your election materials promptly. If you do not make a valid and timely election, you will be deemed to have made No Election with respect to your Cortland common shares.

The Exchange Agent will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the Plan participant submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent prior to the Cutoff Time. Revocations must specify the name of the account in which your percentage of Cortland common shares is held. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. No election may be revoked or changed after the Cutoff Time unless and until the Agreement and Plan of Merger, dated as of June 22, 2021 (as it may be amended from time to time, the “Merger Agreement”), entered into by and among Cortland, FMNB Merger Subsidiary IV, LLC and Farmers, is terminated. See Instruction 3.

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3. Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will disregard all Plan participants’ Election Forms and Letters of Transmittal.

4. Signatures: If the Election Form and Letter of Transmittal is signed by the Plan participant, the signature(s) must correspond exactly with the name(s) as written on the Plan sponsor’s records. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signatory’s authority to act.

5. Guarantee of Signatures: No signature guarantee is required on the Election Form and Letter of Transmittal.

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